As filed with the Securities and Exchange Commission on May 14, 2004
                                                      Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------
                        FIRST OAK BROOK BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)

                  DELAWARE                               36-3220778
          (State of Incorporation)          (I.R.S. Employer Identification No.)

                1400 SIXTEENTH STREET, OAK BROOK, ILLINOIS 60523
          (Address of principal executive offices, including zip code)

                        FIRST OAK BROOK BANCSHARES, INC.
                           INCENTIVE COMPENSATION PLAN
                            (Full title of the Plan)

                             RICHARD M. RIESER, JR.
                                    PRESIDENT
                        FIRST OAK BROOK BANCSHARES, INC.
                              1400 SIXTEENTH STREET
                            OAK BROOK, ILLINOIS 60523
                                 (630) 571-1050
                     (Name and address of agent for service)

                                   Copies to:
                             THOMAS P. DESMOND, ESQ.
                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500
                               ------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
      TITLE OF EACH CLASS OF                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
            SECURITIES                  AMOUNT TO BE              OFFERING               AGGREGATE              REGISTRATION
         TO BE REGISTERED               REGISTERED(1)        PRICE PER SHARE(2)      OFFERING PRICE(2)           FEE(2)(3)
Common Stock, $2.00 par value......      250,000 Shares           $29.44                $7,361,250                $932.67
Preferred Stock Purchase Rights....          (4)                    (4)                     (4)                     (4)
===================================================================================================================================

(1) Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) based upon the average of the high and low price for the Common Stock reported on the Nasdaq National Market on May 13, 2004.

(3) An aggregate of 161,594 shares (as adjusted to reflect stock splits and stock dividends to date) are being carried forward from those shares previously registered by Registration Statement on Form S-8 (File No. 333-81388). A registration fee of $558.90 was paid with respect to the shares registered in that filing. The previously registered shares being carried forward together with the shares being registered hereby represent the estimated number of shares intended for issuance pursuant to the Plan.

(4) This Registration Statement also covers rights to purchase shares of Series A Preferred Stock, no par value, which are attached to and trade with the Common Stock. No additional consideration will be received by the Registrant for the rights registered hereby.

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Pursuant to Rule 429 under the Securities Act of 1933, as amended, the document containing the information required by Part I of this Registration Statement on Form S-8 also relates to the Registrant's shares of Common Stock previously registered on Registration Statement on Form S-8 (File No. 333-81388).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This Registration Statement relates to the registration of 250,000 additional shares of Common Stock, $2.00 par value per share, of First Oak Brook Bancshares, Inc. (the "Registrant") reserved for issuance under the First Oak Brook Bancshares, Inc. Incentive Compensation Plan (the "Plan"), as successor to the 2001 Stock Incentive Plan. This Registration Statement also covers the preferred stock purchase rights that are attached to and trade with the Common Stock. The increase in the number of shares authorized to be issued under the Plan was approved by the Registrant's shareholders on May 4, 2004. Pursuant to the Registration Statement on Form S-8 (File No. 333-81388) filed by the Registrant on January 25, 2002, the Registrant has previously registered an aggregate of 375,000 shares of Common Stock (as adjusted to reflect stock splits and stock dividends to date) of which 161,594 shares remain available for issuance under the Plan. The contents of that Registration Statement on Form S-8 (File No. 333-81388) is incorporated herein by reference pursuant to General Instruction E for the Form S-8.

         The documents containing the information specified in this Part I, which also relate to the shares remaining available under the Plan that were previously registered under the Registration Statement on Form S-8 (File No. 333-81388), will be sent or given to those persons who participate in the Plan. Such documents are not required to be filed with the Commission as a part of this Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

         (c) The Registrant's Current Reports on Form 8-K dated January 21, 2004, April 1, 2004 and April 21, 2004.

         (d) The Registrant's Registration Statement on Form S-8 (File No. 333-81388) filed with the Commission on January 25, 2002.

         (e) The description of the Common Stock and related preferred stock purchase rights of the Registrant contained in the Registrant's Registration Statement on Amendment No. 1 to Form 8-A filed with the Commission on May 6, 1999 pursuant to Section 12 of the Exchange Act, and the description of the preferred stock purchase rights of the Registrant's Registration Statement on Form 8-A filed with the Commission on May 21, 1999, pursuant to Section 12 of the Exchange Act, and all amendments and reports filed by the Registrant for the purpose of updating such descriptions.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered by this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any subsequently filed amendment to this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock and the preferred stock purchase rights registered hereby has been passed upon for the Registrant by Lorenzo Pate, Acting General Counsel and Secretary of the Registrant. Mr. Pate is the beneficial owner of less than 1% of the outstanding shares of Common Stock, including shares that may be purchased pursuant to options granted under the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, as amended, grants the Registrant broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Registrant, provided that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. This statute also gives the Registrant broad power to indemnify any such person against expenses in connection with any action by or in the right of the Registrant provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant except that no indemnification may be made if such person is adjudged to be liable to the Registrant unless and only to the extent the court in which such action was brought determines upon application that, despite such adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to such indemnity as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Registrant is required by statute to indemnify him against expenses, including attorneys' fees, that are actually and reasonably incurred by him in connection therewith.

         The effect of the foregoing provisions of the General Corporation Law of the State of Delaware and the Registrant's Amended and Restated By-laws would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933.

ITEM 7.  EXCEPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 First Oak Brook Bancshares, Inc. Incentive Compensation Plan (incorporated by reference to Appendix A to the Registrant's Proxy Statement, dated April 1, 2004, relating to the 2004 Annual Meeting of Shareholders) (File No. 0-14468)

         5.1      Opinion of Lorenzo Pate, Esq.

         23.1     Consent of Lorenzo Pate, Esq. (included in Exhibit 5.1)

         23.2     Consent of KPMG LLP

         24.1 Power of Attorney (included on the signature page of this Registration Statement)


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois on the 14th day of May 2004.

                                                FIRST OAK BROOK BANCSHARES, INC.

                                                By:  /s/ Richard M. Rieser, Jr.
                                                     ---------------------------
                                                     Richard M. Rieser, Jr.
                                                     President


                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Richard M. Rieser, Jr., Rosemarie Bouman and Lorenzo Pate, and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby rectifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the dates and in the capacities indicated:


                 SIGNATURE                                        TITLE                                     DATE
                 ---------                                        -----                                     ----

             /s/ Eugene P. Heytow                         Chairman of the Board and                      May 14, 2004
-------------------------------------------                Chief Executive Officer
              Eugene P. Heytow


          /s/ Frank M. Paris                             Vice Chairman of the Board                      May 14, 2004
-------------------------------------------
               Frank M. Paris


            /s/ Richard M. Rieser, Jr.                 President, Assistant Secretary                    May 14, 2004
-------------------------------------------                     and Director
           Richard M. Rieser, Jr.


            /s/ Miriam Lutwak Fitzgerald                          Director                               May 14, 2004
-------------------------------------------
          Miriam Lutwak Fitzgerald


         /s/ Geoffrey R. Stone                                    Director                               May 14, 2004
-------------------------------------------
             Geoffrey R. Stone


         /s/ Michael L. Stein                                     Director                               May 14, 2004
-------------------------------------------
              Michael L. Stein


            /s/ Stuart I. Greenbaum                               Director                               May 14, 2004
-------------------------------------------
            Stuart I. Greenbaum


            /s/ John W. Ballantine                                Director                               May 14, 2004
-------------------------------------------
             John W. Ballantine


                                       6

                 SIGNATURE                                        TITLE                                     DATE
                 ---------                                        -----                                     ----


          /s/ Charles J. Gries                                    Director                               May 14, 2004
-------------------------------------------
              Charles J. Gries


          /s/ Rosemarie Bouman                    Vice President and Chief Financial Officer             May 14, 2004
-------------------------------------------
              Rosemarie Bouman


            /s/ Jill D. Wachholz                          Chief Accounting Officer                       May 14, 2004
-------------------------------------------
              Jill D. Wachholz



                                  EXHIBIT INDEX

    EXHIBIT
     NUMBER      DESCRIPTION OF EXHIBIT
     ------      ---------------------------------------------------------------

         4.1 First Oak Brook Bancshares, Inc. Incentive Compensation Plan (incorporated by reference to Appendix A to the Registrant's Proxy Statement, dated April 1, 2004, relating to the 2004 Annual Meeting of Shareholders) (File No. 0-14468)

         5.1      Opinion of Lorenzo Pate, Esq.

         23.1     Consent of Lorenzo Pate, Esq. (included in Exhibit 5.1)

         23.2     Consent of KPMG LLP

         24.1 Power of Attorney (included on the signature page of this Registration Statement)